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                                                                     Exhibit 3.1






                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                               ROADWAY CORPORATION

             (Pursuant to Sections 228, 242, and 245 of the General
                    Corporation Law of the State of Delaware)


         Roadway Corporation a corporation organized and existing under the General Corporation Law of the State of Delaware

         DOES HEREBY CERTIFY:

         1. That the name of this corporation is Roadway Corporation, and that this corporation was originally incorporated on March 1, 2001, pursuant to the General Corporation Law.

         2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefore, which resolution setting forth the proposed amendment and restatement is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

         FIRST: The name of the corporation (the "Corporation") is Roadway Corporation.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.




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The name of the Corporation's registered agent at such address is the
Corporation Trust Company.

         THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted, and carried on, are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

         (a) Transport Traffic for hire by any means or methods;

         (b) Contract or arrange for the provision of the transportation of Traffic by others as an independent contractor, agent, or broker;

         (c) Deal in Transport Instrumentalities and in the Securities of a Person who Deals therein, or who is engaged in the transportation of Traffic;

         (d) Invest in, control, solely or jointly, or in common with other Persons, any Person who is engaged in any one or more of the above described businesses; and

         (e) Any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which this Corporation shall have authority to issue is 120,000,000, consisting of 20,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), and 100,000,000 shares of Common Stock, $.01 par value per share ("Common Stock").

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors hereby is authorized to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"), to establish from time to time the number of shares to be






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included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (a) The designation of the series, which may be by distinguishing number, letter and title.

         (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

         (c) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

         (d) The dates at which dividends, if any, shall be payable.

         (e) The redemption rights and price or prices, if any, for shares of the series.

         (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

         (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of this Corporation.

         (h) Whether the shares of the series shall be convertible into shares of any other class or series of shares, or any other security, of this Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares




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shall be convertible and all other terms and conditions upon which such conversion may be made.

         (i) Restrictions on the issuance of shares of the same series or of any other class or series.

         (j) The voting rights, if any, of the holders of such series.

         The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. The holders of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

         Except as otherwise provided in this Certificate of Incorporation or by the Board of Directors in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

         This Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not this Corporation shall have notice thereof, except as expressly provided by applicable laws.

         FIFTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized and empowered:









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         (a) To adopt, amend or repeal the By-Laws of this Corporation;
provided, however, that the By-Laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having power with respect thereto, except that Section 2 of
Article I, Section 4 of Article I, all of Article II, Section 1 (first paragraph) of Article III, Section 2 (second paragraph) of Article III, Section 3 (first paragraph) of Article III and Section 4 of Article VI of the By-Laws shall not be amended or repealed, nor shall any provision inconsistent with such By-Laws be adopted, without the affirmative vote of the holders of at least 80 percent of the combined voting power of all shares of this Corporation entitled to vote generally in the election of Directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the combined voting power of all shares of this Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Section (a) of Article FIFTH; and

         (b) From time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this Corporation, or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of this Corporation except as conferred by applicable law.

         SIXTH: Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specific circumstances:










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         (a) Any action required or permitted to be taken by the stockholders of this Corporation must be effected at a duly called annual or special meeting of stockholders of this corporation and may not be effected by any consent in writing of such stockholders.

         (b) Special meetings of the stockholders of the Corporation may be called only (i) by the Chairman of the Board of Directors, and (ii) shall be called within 10 days after receipt of the written request of the Board of Directors, pursuant to a resolution approved by a majority of the Whole Board; and

         (c) The business permitted to be conducted at any special meeting of the stockholders is limited to the business brought before the meeting by the Chairman or by the Secretary at the request of a majority of the Board of Directors.

         Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class, shall be required to amend, repeal or adopt any provision consistent with this Article SIXTH. For purposes of this Certificate of Incorporation, the "Whole Board" is defined as a total number of Directors which this Corporation would have if there were no vacancies.

         SEVENTH:  Section 1.  Number and Election of Directors.
                   --------------------------------------------

         Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors of this Corporation shall be fixed by the By-Laws of the Corporation and may be increased or decreased from time to time in such manner as may be prescribed by the By-Laws, but in no case shall the number be less than three.








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         Election of Directors need not be by written ballot except and to the extent provided for in the By-Laws of this Corporation.

         Section 2.  Stockholder Nomination of Director Candidates.
         ---------------------------------------------------------

         Advance notice of stockholder nominations for the election of Directors and advance notice of business to be brought by stockholders before an annual meeting shall be given in the manner provided in the By-Laws of this Corporation.

         Section 3. Newly Created Directorships and Vacancies.
         -----------------------------------------------------

         Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

         Section 4. Removal of Directors.
         --------------------------------

         Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under special circumstances, any Director may be removed from office only by the






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affirmative vote of the holders of at least 80 percent of the combined voting power of the outstanding shares of Voting Stock (as defined below), voting together as a single class.

         For purposes of this Article SEVENTH, "Voting Stock" shall mean the outstanding shares of capital stock of this Corporation entitled to vote generally in the election of Directors. In any vote required by or provided for in this Article EIGHTH, each share of Voting Stock shall have the number of votes granted to it generally in the election of Directors.

         Section 5.  Amendment.
         ---------------------

         Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the combined voting power of the outstanding shares of the Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article SEVENTH.

         EIGHTH: Section 1. Elimination of Certain Liability of Directors.
                 ---------------------------------------------------------

         To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no Director of this Corporation shall be personally liable to this Corporation or its stockholders for or with respect to any acts or omissions in the performance of his duties as a Director of this Corporation. Any amendment or repeal of this Article EIGHTH shall not adversely affect any right or protection of a Director of this Corporation existing immediately prior to such amendment or repeal.

         Section 2. Indemnification.
         ---------------------------

         Each person who is or was or had agreed to become a Director or officer of this Corporation, or each person who is or was serving or who agreed to serve at the request of the Board of Directors or an officer of this Corporation as an employee or agent of this Corporation





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or as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by this Corporation to the full extent permitted from time to time by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, this corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article EIGHTH. Any amendment or repeal of this Article EIGHTH shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

         NINTH: This Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, including a Preferred Stock Designation, in the manner now or hereafter prescribed by statute, and this Certificate of Incorporation, including any applicable Preferred Stock Designation, and all rights conferred upon stockholders herein are created subject to this reservation.

         IN WITNESS WHEREOF, Roadway Corporation has caused this Certificate to be executed by John J. Gasparovic, its Vice President, General Counsel and Secretary, as of May 30, 2001.

                                   ROADWAY CORPORATION


                                   By: /s/ John J. Gasparovic
                                       ----------------------------------------
                                       Name:    John J. Gasparovic
                                       Its:     Vice President, General Counsel
                                                and Secretary

                                   ATTEST

                                   By: /s/ Joseph R. Boni, III
                                       ----------------------------------------
                                       Name:    Joseph R. Boni, III
                                       Its:     Treasurer












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